SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant                         [X]

Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to SS240.14a-11(c) or SS240.14a-12



                      MACE SECURITY INTERNATIONAL, INC.
               (Name of Registrant as Specified In Its Charter)


                   Name of Person(s) Filing Proxy Statement


Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6)i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         1)   Amount Previously Paid:

              -------------


         2)   Form, Schedule or Registration Statement No.:
              Schedule 14A
              ------------


         3)   Filing Party:
              Germaine Curtin, Esq., on behalf of
              -----------------------------------
              Registrant
              ----------


         4)   Date Filed:
              August 12, 1998
              ---------------

              Proxy for 1998 Annual Meeting of Shareholders of
                      MACE SECURITY INTERNATIONAL, INC.

This Proxy is solicited by the Board of Directors.

         Know all men by these presents, that I, the undersigned Shareholder of Mace Security International, Inc., do hereby nominate, constitute and appoint David Pollitzer and Germaine Curtin (neither being an officer or employee of the Company) or any of them (with full power to act alone) my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Company, standing in my name on its books on August 14, 1998, at the Annual Meeting of its Shareholders to be held at the Publyk House, located at Harwood Hill on Route 7A in Bennington, Vermont at 9:00 a.m. on September 18, 1998, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:


1.       To elect the six (6) persons listed below as directors.


         [ ] For           [ ] Against          [ ] Withheld


         Jon E. Goodrich       Marvin P. Brown    R. David Garwood
         Neil J. Campolungo    Lewis C. Cohen     Howard S. Edelman

         Withhold authority to vote for __________________________________


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above).


2. To ratify the selection of Urbach Kahn & Werlin P.C. to serve as auditors for the fiscal year ending December 31, 1998.


         [ ] For           [ ] Against          [ ] Withheld


         This proxy, when properly executed, will be voted as directed ON THE REVERSE SIDE OF THIS CARD. In the absence of any direction, the shares represented hereby shall be voted for the matters specifically set forth herein. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournment thereof.


         The Board of Directors recommends a vote for each of the matters STATED ON THE REVERSE SIDE OF THIS CARD. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by delivery of notice of revocation or a later dated proxy to Eduardo Nieves, Jr., Secretary of the Company at 160 BENMONT AVENUE, BENNINGTON, VERMONT 05201.


_________________     _____________________________________________ (L.S.)
      Date


                      _____________________________________________ (L.S.)
                      Signature of Shareholder

                          MACE SECURITY INTERNATIONAL, INC.
                                 160 Benmont Avenue
                              Bennington, Vermont 05201

                                  ---------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be Held September 18, 1998

                                  ---------------


         To the Shareholders of Mace Security International, Inc.:

         The Annual Meeting of Shareholders of Mace Security International, Inc. will be held at the Publyk House, located in Harwood Hill on Route 7A, Bennington, Vermont, on September 18, 1998 at 11:00 o'clock in the forenoon, Eastern time, for the following purposes:

         1. To elect six directors to hold office until the next Annual Meeting of Shareholders or until their successors have been elected and qualified;

         2. To ratify the selection of auditors for the fiscal year ending December 31, 1998; and


         3. To transact such other business as may properly come before the Meeting.


         Only Shareholders of record at the close of business on August 14, 1998 are entitled to notice of and to vote at the Meeting and at any adjournment thereof. A complete list of Shareholders entitled to vote will be available for inspection by Shareholders at the executive offices of the Company at least ten days before the date of the Meeting.


                                   By order of the Board of Directors,


                                   /s/ Eduardo Nieves, Jr.

                                   Eduardo Nieves, Jr.
                                   Secretary

Dated:  August 18, 1998


IMPORTANT--Please sign the enclosed proxy and mail it promptly in the postpaid return envelope provided, particularly if you do not expect to attend the Meeting in person.

(This page is intentionally left blank.)

                          MACE SECURITY INTERNATIONAL, INC.
                                 160 BENMONT AVENUE
                              BENNINGTON, VERMONT 05201

                                  ---------------

                                  PROXY STATEMENT

                                  ---------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mace Security International, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on September 18, 1998 at 11:00 o'clock in the forenoon Eastern time, at the Publyk House located in Harwood Hill on Route 7A, Bennington, Vermont, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. If no instructions are given on a proxy, it will be voted as herein recommended by the Board of Directors. The Company anticipates mailing this proxy statement and the accompanying proxy to Shareholders on or about August 18, 1998. All expenses of proxy solicitation will be borne by the Company.

         As of August 14, 1998, there were 7,081,666 shares of Common Stock issued and outstanding, held by approximately 240 holders of record. Each share of Common Stock is entitled to one vote. Only holders of record of Common Stock at the close of business on August 14, 1998 will be entitled to vote at the Meeting.

         Proxies will be received and tabulated by the Company's Secretary. Votes cast in person at the Meeting will be tabulated by an election inspector appointed by the Company. Abstentions and "broker non-votes" are included in the determination of the number of shares present at the Meeting. Abstentions are counted in tabulations of the vote cast on proposals presented to the Shareholders, whereas "broker non-votes" are not counted in tabulations of the votes cast. Neither are counted as votes cast "for" a proposal.


                               ELECTION OF DIRECTORS

         The Company's by-laws provide for directors to hold one year terms. Directors are elected by a plurality of the Shareholders' votes at the Annual Meeting of Shareholders and are to hold office until the next Annual Meeting of Shareholders, or until their successors have been elected and qualified. The Company's by-laws provide that there shall be not more than twenty-one nor less than three directors of the Company, with the exact number to be determined from time to time by the Board. In February 1998, in conjunction with the appointment of R. David Garwood to the Board of Directors, the Board resolved to increase the size of the Board from six (6) to seven (7). In August 1998, in conjunction with Ms. de Ganahl Russell's decision to not stand for reelection, the Board resolved to decrease the size of the Board as of the date of the Meeting from seven (7) to six (6).

         Proxies cannot be voted for a greater number of persons than the number of nominees named.

         The Board proposes that Jon E. Goodrich, Marvin P. Brown, Lewis C. Cohen, Neil J. Campolungo, Howard S. Edelman, and R. David Garwood, whose terms of office expire at the upcoming Annual Meeting of Shareholders, be re-elected as directors, each to serve for terms to expire at the Meeting in 1999, or until their successors shall be elected and shall qualify. It is not anticipated that any of these nominees will become unavailable for any reason, but if that should occur before the Meeting, the appointees named in the proxy reserve the right in the exercise of their sole discretion to substitute and to vote for any other person of their choice as nominee in place of such nominee or to vote for such lesser number of Directors as may be prescribed by the Board of Directors in accordance with the Company's Certificate of Incorporation and by-laws. In accordance with Securities and Exchange Commission regulations, the enclosed proxy card provides Shareholders with an opportunity to grant to, or withhold from, the appointees named therein the authority to vote for the election of any director nominee named above.
         The Board of Directors recommends that Shareholders vote FOR the foregoing nominees.

         The following information is furnished as to the nominees:


Name                       Age      Title                              Since
Jon E. Goodrich            53       President and CEO                  1987<F1>
Marvin P. Brown            69       Chairman                           1997
Neil J. Campolungo         56       Director                           1997
Lewis C. Cohen             51       Director                           1997
Howard S. Edelman          61       Director and Vice President        1997
R. David Garwood           56       Director                           1998

<F1> Mr. Goodrich did not serve as President or CEO from January 15, 1996 until
     March 14, 1997.


         None of the foregoing or their associates have a substantial interest, direct or indirect, in any matter to be voted on at the Annual Meeting.

         Jon E. Goodrich served as Chairman of the Board of Directors of the Company from its inception in 1987 until June 1995. He served as President of the Company from its inception until January 15, 1996 when he tendered his resignation and was renamed Chairman of the Board. On March 14, 1997, he was reappointed as President and CEO and resigned as Chairman of the Board. (See "Employment/Consulting Contracts"). For more than the past five years he also served as an officer and was a shareholder of two closely held entities that had business relationships with the Company until January of 1997, at which time he resigned from his positions and terminated his interest in both companies.

         Marvin P. Brown was elected President, Chief Executive Officer, and director of the Company in January 1997. On March 14, 1997, Mr. Brown resigned as President and CEO and assumed the position of Chairman of the Board. He currently serves as a consultant to the Company on as needed basis. (See "Employment/Consulting Contracts"). Since 1993 he has been associated with Wolff Investment Company, Inc., a brokerage firm member of the National Association of Securities Dealers, as Director of Corporate Finance and Senior Vice President. From 1988 through 1992 he had been a senior vice president of Tucker Anthony, a member of the New York Stock Exchange. Prior to that period, he held senior officer positions with various members of the New York Stock Exchange. He also has served as President of Zenith Laboratories, Inc., formerly a leading independent manufacturer of generic pharmaceuticals from 1968 to 1969. Wolff Investment Group, Inc. has served as a financial consultant to the Company on several occasions from 1993 to 1996.

         Lewis C. Cohen has been a director of the Company since August 7, 1997. Mr. Cohen is the President and sole shareholder of Apahouser Access Systems, Inc. since 1976. Apahouser Access Systems, Inc. supplies and services security hardware and electronic systems to industry, institutions and governmental entities throughout New England and in the Middle East. Mr.
Cohen also serves as Treasurer and is on the Boards of Trustees of Sterling College in Vermont, the Corporation at Babson College, Wellesley, Massachusetts and the Institute for Community and Religion at Brandeis University.

        Neil Campolungo has been a Director of the Company since May 10, 1997. Since 1991, Mr. Campolungo has been the CEO and sole shareholder of NJC Associates, a consulting/marketing firm for public and private sector companies. Prior to that, he was Division President of Prentice Hall Legal and Financial Services, a division of Paramount Communications, a Fortune 100 company. Mr. Campolungo serves on numerous boards of directors.

         Howard S. Edelman, CPA has been a director of the Company since September 1997. He has been employed as a Vice President of the Company since July 1, 1997 in connection with the acquisition by the Company of MSP, Inc., an importer and distributor of unique pepper gas and related personal protection products primarily to civilian overseas markets, entrepreneurs, small retail stores and mail order catalog firms. Mr. Edelman was the president, a director and major stockholder of MSP, Inc. (formerly known as Global International Security Products) from 1990 until its acquisition by the Company (See "Certain Relationships and Related Transactions" and "Employment/Consulting Contracts).

         R. David Garwood was appointed a director in February 1998. Mr. Garwood is, and has been since 1974, the President and founder of R.D. Garwood, Inc. an Atlanta, Georgia based management firm that assists manufacturing and marketing companies. Mr. Garwood's clients include Coca-Cola, Eastman Kodak, Allied Signal, Georgia Pacific, M&M, Monsanto and others.

                         DIRECTORS AND EXECUTIVE OFFICERS


         The following table provides information concerning each person who was an executive officer or director of the Company on August 14, 1998. Directors hold office until the next Annual Meeting of Shareholders or until their successors have been elected and qualified. Officers are appointed by the Board of Directors to hold office until the first meeting of the Board following the next Annual Meeting of Shareholders and until their successors are elected and qualified unless sooner terminated.


Name                           Age     Title
Jon E. Goodrich                53      President and CEO and Director
Marvin P. Brown                69      Chairman
Neil J. Campolungo             56      Director
Lewis C. Cohen                 51      Director
Virginia de Ganahl Russell     66      Director
R. David Garwood               56      Director
Howard S. Edelman, CPA         61      Director and Vice President Franchising
Mark A. Capone, CPA            49      Chief Financial Officer, Vice President
                                       and Treasurer
Eric Craword                   27      Vice President of Operations
Eduardo Nieves, Jr.            24      Secretary


         See "ELECTION OF DIRECTORS" for a description of the business experience of each of the directors that are nominated for reelection.

         Virginia de Ganahl Russell was appointed a director in January 1997. Ms. Russell, who previously had served as a director of the Company in 1995, is President of Natural Elegance, Inc., a leading nationwide marketer of marble products. Ms. Russell is Chairman of the Board of the Vermont Leadership
Center of East Charleston, VT and is a member or serves on the board of various organizations. Previously, she had been President of Classic Concepts since 1993, a business which she subsequently sold. Ms. de Ganahl Russell has declined to stand for reelection.

         Mark A. Capone is Chief Financial Officer, Vice President and Treasurer and has been employed by the Company in those capacities since September 1997. He is a Certified Public Accountant and a registered representative (broker) of the NASD. Prior to joining the Company, Mr. Capone operated his own accounting firm providing business consulting and tax preparation services. He has over twenty five years experience in the accounting profession which includes a Senior Financial position with International Paper Company. Mr. Capone is responsible for all of the Company's accounting and treasury functions, as well as corporate development.

         Eric Crawford is Vice President of Operations. He has been employed by the Company since 1994 and has, during that time, held a variety of positions including Assistant Plant Manager and Director of Law Enforcement Sales. Prior to joining the Company, Mr. Crawford obtained a Bachelor of Science degree from Castleton State College.

         Eduardo Nieves, Jr., has been employed by the Company for more than one year and has, during that time, managed the Investor Relations and Corporate Communications departments. He served as the Company's Assistant Secretary from May 1998 until August 1998 at which time he was appointed Secretary. Prior to joining the Company, Mr. Nieves obtained a Bachelor of Science degree from Southern Vermont College.

         The number of directors on the Board is currently fixed at seven. As of the date of the Meeting, in conjunction with Ms. de Ganahl Russell's decision to not stand for reelection, the Board resolved to decrease the size of the Board from seven (7) to six (6). Each director serves for a term of one year or until a successor is All directors who are not also employees are entitled to receive for their attendance at Board meetings a fee of $500 per meeting plus out-of-pocket travel, meals and lodging expenses. The Chairman is entitled to receive $750 per meeting attended. For their attendance at Committee meetings, Committee Chairman are entitled to receive $500 per meeting and Committee members are entitled to receive $250 per meeting attended. In addition, in August 1998, all directors, other than Jon E. Goodrich, were granted options to purchase 10,000 shares of Common Stock exercisable at any time following a change in a majority of the Company's Board as it was constituted on May 1, 1998 (a "Change of Control"). The exercise price of the options is $1.28 per share. The options expire on the fifth anniversary of the Change of Control. These options are in addition to the options to purchase 10,000 shares of Common Stock granted to each director as a result of becoming a director.

          R. David Garwood was appointed to the Board in February 1998. Mr. Garwood received options to purchase 10,000 shares of the Company's common stock in connection with his service as a director.

         The Board of Directors has the following standing Committees, among others; the Audit Committee, the Compensation Committee, the Planning Committee and the Nominating Committee. The Audit Committee consists of Messrs. Campolungo (Chair), Brown and Cohen. The Audit Committee recommends matters involving the engagement and discharge of independent auditors, reviews the plans for and results of the Company's procedures for internal auditing, and reviews the continuing status of the Company's system of internal accounting controls. The Compensation Committee consists of Messrs. Cohen (Chair), Goodrich and Ms. de Ganahl Russell and makes recommendations regarding management compensation and administers the Company's Non-qualified Stock Option Plan. The Planning Committee consists of Messrs. Garwood (Chair), Edelman, Goodrich, and Ms. de Ganahl Russell and is responsible for recommending long term strategies to the Board. The Nominating Committee recommends persons to serve as directors of the Company and consists of Messrs. Garwood (Chair), Brown and Goodrich.

         During the fiscal year ended December 31, 1997, the Board of Directors held six meetings. During such fiscal year, no director, other than Ms. de Ganahl Russell, attended fewer than 75% of the aggregate of all Board meetings and meetings of all Committees on which he or she served.


         Mr. Brown and the Company have a verbal agreement pursuant to which Mr. Brown consults with the Company on an as needed basis and receives $500 per day and reimbursement of expenses.

                            OWNERSHIP OF SECURITIES

         The following table sets forth certain information regarding the number and percentage of Common Stock (being the Company's only voting securities) beneficially owned by each director, director-nominee and executive officer and all officers, directors and director nominees as a group, as of August 14, 1998. The address for each director, director-nominee and officer is the Company's principal office at 160 Benmont Avenue, Bennington, Vermont 05201. The table also discloses information relating to the only persons (including any "group" as that term if used in Section 13(d)(3) of the Securities Exchange Act of 1934) that, to the Company's knowledge, owns more than 5% of the Common Stock of the Company:


                                           Amount & Nature of
Owner Beneficial Ownership                 Beneficial Ownership    Percent<F2>
Jon E. Goodrich<F3>                        2,259,246               31.9%
Marvin P. Brown<F4><F5>                      380,388                5.3
Neil J. Campolungo<F5><F6>                    30,000               <F1>
Lewis C. Cohen<F5><F6><F7>                    63,500               <F1>
Howard  S. Edelman<F5><F8>                   162,700                2.3
Virginia de Ganahl Russell<F5><F6>            60,000               <F1>
R. David Garwood<F5><F6><F9>                  57,500               <F1>
Mark A. Capone<F10>                           15,000               <F1>
Eric Crawford<F11>                            10,000               <F1>
Eduardo Nieves, Jr.                            1,000               <F1>

All executive officers and
directors as a group (10 persons)          2,826,834<F12>          38.5%

Ronald I. Heller<F13>                        695,375                9.8%
c/o M.H. Meyerson & Co., Inc.
525 Washington Boulevard, 34th Floor
Jersey City, NJ 07310

David and Bette Nagelberg<F14>               695,375                9.8%
Nagelberg Family Trust
c/o M.H. Meyerson & Co., Inc.
525 Washington Boulevard, 34th Floor
Jersey City, NJ 07310

TransTechnology Corporation                  580,000                8.2%
700 Liberty Avenue
Union, New Jersey 07083

<F1>  Indicates beneficial ownership of less than 1%

<F2>  Calculation based on 7,081,666 outstanding shares plus shares issuable to the named person under options/warrants exercisable within 60 days. Excludes shares held by the named persons' spouses. The named directors and officers do not have shared voting or dispositive power with respect to such shares.

<F3>  Includes 300,000 shares that are the subject of options granted by Mr.
      Goodrich to several individuals in private transactions.

<F4>  Includes immediately exercisable options to purchase 300,000 shares of
      Common Stock, 100,000 of which were granted by the Company in consideration of his agreement to join the Company and 200,000 of which were granted by individuals in private transactions.

<F5>  Includes options to purchase 10,000 shares of Common Stock exercisable in the event of a change in a majority of the Board as constituted on May 1, 1998.

<F6>  Includes immediately exercisable options to purchase 10,000 shares of
      Common Stock granted to each director in recognition for serving as a director.


<F7>  Includes 37,500 shares owned by a 501(c)(2) organization, of which Mr.
      Cohen is Trustee, from which he will derive no personal benefit.

<F8>  Includes 80,000 shares paid in connection with the acquisition of MSP,
      Inc., which are held in escrow and subject to a put option by the Company in the event MSP, Inc. does not achieve certain pre-tax profit goals, 15,000 shares of stock paid in connection with the acquisition of MSP, Inc. which are held in escrow and subject to forfeiture as a result of the failure of MSP, Inc. to achieve certain pre-tax profit goals, and options to purchase 20,000 shares of the Company's common stock issued in connection with Mr. Edelman's employment agreement with the Company that are subject to forfeiture as a result of the failure of MSP, Inc. to achieve certain pre-tax profit goals(See "Certain Relationships and Related Transactions").

<F9>  Includes immediately exercisable options to purchase 12,500 shares of
      Common Stock which were granted by an individual in a private transaction.

<F10> Includes immediately exercisable options to purchase 15,000 shares of
      Common Stock.

<F11> Includes immediately exercisable options to purchase 10,000 shares of
      Common Stock.

<F12> The total number of shares deemed outstanding for the purpose of this calculation is 7,341,666, which includes shares issuable to any of the persons listed above under options exercisable within 60 days, exclusive of shares underlying options granted by individuals on shares already outstanding (to avoid duplication).

<F13> Includes 445,375 shares of Common Stock in the Ronald I. Heller
      Individual Retirement Account and 250,000 shares of Common Stock directly owned by his wife.

<F14> Reflects shared dispositive power of 695,375 shares of Common Stock as
      Trustees of the Nagelberg Family Trust.

                     COMPENSATION OF DIRECTORS AND OFFICERS

Summary Compensation of Executive Officers

          No executive officer receives any additional compensation for serving as a director, and all directors who are not also employees are entitled to receive for their attendance at Board meetings a fee of $500 per meeting attended plus out-of-pocket travel, meals and lodging expenses. The Chairman receives a fee of $750 per meeting attended. For their attendance at Committee meetings, Committee Chairman are entitled to receive $500 per meeting and Committee members are entitled to receive $250 per meeting. Mr. Brown is also a consultant to the Company on an as needed basis and receives $500 per day and reimbursement of expenses. Mr. Edelman, who serves as a director, also serves as Vice President pursuant to an employment contract (See "Certain Relationships and Related Transactions" and "Employment/Consulting Contracts"). All directors other than Mr. Goodrich have been granted immediately exercisable options to purchase 10,000 shares in conjunction with their becoming a director and options to purchase 10,000 shares of Common Stock exercisable in the event of a change in a majority of the Board as constituted on May 1, 1998. Otherwise, no other directors who are not also executive officers received any plan or non-plan compensation from the Company during the last five fiscal years.

         The following table sets forth certain information for 1997 concerning cash earned by, or awarded to, the President and CEO and all other persons acting in similar capacities. No other executive officer received annual compensation (consisting solely of base salary and bonus, if any) in excess of $100,000 for the year ended December 31, 1997. None of the named individuals received non-cash compensation, except for perquisites and other personal benefits, securities or property, which did not exceed 10% of the aggregate amount of the total annual salary and bonus reported for the named executive officer.


                                                          Annual Compensation Table


                                        Year Ended           Annual                              Other
Name and Principal Position             December 31          Salary           Bonus              Compensation
Jon E. Goodrich<F1>                     1997                 $125,214         $    --            $    --
President and Chief                     1996                  124,023          25,000<F4>             --
Executive Officer                       1995                  161,000              --                 --

Marvin P. Brown<F2>                     1997                 $ 70,000         $    --            $    --
Former President and Chief              1996                       --              --                 --
Executive Officer                       1995                       --              --                 --

Robert D. Norman<F3>                    1997                 $ 54,615         $    --                 --
Former President and Chief              1996                   71,655              --            $27,800<F4>
Executive Officer                       1995                       --              --                 --

<F1> Mr. Goodrich served as President and CEO until January 15, 1996, and, for the remainder of 1996, served as an advisor to the Board of Directors. He was reappointed as President and CEO on March 14, 1997.

<F2> Tendered his resignation as President and CEO effective March 14,
     1997, at which time he was appointed Chairman of the Board.
     Includes sums received by Mr. Brown as a consultant to the Company, in addition to his salary for January through March of 1997.
     (See "Employment/Consulting Agreements".)

<F3> Tendered his resignation effective 1/10/97.

<F4> Represents the issuance of 20,000 shares of the Company's Common Stock in connection with his employment as President, valued at $1.39 per share.

Options/Warrants

         In September 1993, the Board of Directors of the Company adopted the Mace Security International, Inc. Non-qualified Stock Option Plan (the "Plan"), which was approved by the stockholders of the Company. The Plan provides for the issuance of up to 630,000 shares of Common Stock upon exercise of the options. The options are considered non-qualified stock options and are not transferable by the recipient.

         The Plan is administered by the Compensation Committee of the Board of Directors, which may grant options to employees, former employees, directors and distributors for, and consultants to, the Company. The term of each option may not exceed fifteen years from the date of grant. Immediately exercisable options to purchase approximately 565,000 shares of Common Stock are currently outstanding to employees, former employees, a consultant, a former consultant, directors and former directors pursuant to the Plan. To date no options have been exercised.

         The following table shows certain information with respect to options granted in 1997 to the named executive officers of the Company.


                       Options Granted in last Fiscal Year


                          Number         Percentage     Exercise     Expiration
Name                      of Options     of Total       Price        Date
Jon E. Goodrich                --          --              --             --
Marvin P. Brown           100,000        61.5%          $1.50        5/10/12
Robert D. Norman               --          --              --             --


         The following table shows certain information with respect to the year-end value of options held by the named executive officers of the Company. No options were exercised during 1997.


                        Fiscal Year-End Option Values<F1>


Value of Unexercised          Number of Unexercised         In the Money<F2>
Options at 12/31/97           Options at 12/31/97           Options at 12/31/97
Jon E. Goodrich                    --                       --
Marvin P. Brown<F3>           100,000                       --
Robert D. Norman<F4>           10,000                       --

<F1> All options are immediately exercisable

<F2> Based upon a 12/31/97 closing price of $.875 per share

<F3> Options issued in connection with his role as President and Chief
     Executive Officer

<F4> Options issued in connection with his role as a director

         In connection with the Company's initial public offering, the Company granted C.L. King & Associates, Inc., its underwriter, warrants to purchase 75,000 shares of the Company's Common Stock at a per share exercise price of $6.60, and certain "demand" and "piggyback" registration rights with respect to such shares, for a four year period which began November 12, 1994.

         In connection with the acquisition of the trademarks and assets of Kindergard Corporation, the Company granted to the stockholders of Kindergard Corporation warrants to purchase 60,000 shares of the Company's Common Stock at a per share exercise price equal to $4.25 exercisable until August 2004.

         In connection with the sale of substantially all of the assets of the Company's law enforcement division, the Company granted to Armor Holdings, Inc. warrants to purchase 300,000 shares of the Company's Common Stock at a per share exercise price equal to $1.25, and certain registration rights with respect to such shares, exercisable until July 2001.

Employment/Consulting Contracts

         The following is a description of employment/consulting agreements for all executive officers of the Company named in the preceding table for the fiscal year ended December 31, 1997.

         Jon E. Goodrich was employed by the Company under an employment agreement until January 1996. Thereafter he was retained as an advisor to the Board under an advisory employment agreement. Mr. Goodrich is currently employed as President and CEO under an employment agreement dated as of March 14, 1997. The agreement supersedes the September 1, 1993 employment agreement between Mr. Goodrich and the Company as well as the Advisory Employment Agreement dated as of January 17, 1996 and is effective until September 1, 1998. Mr. Goodrich is entitled to an annual salary of $125,000. The agreement prohibits Mr. Goodrich from accepting employment with any other entity and further prohibits him from competing with the Company for a two year period following his voluntary termination of employment with the Company or termination of his employment by the Company for cause, as defined in the agreement. Should Mr. Goodrich's employment be terminated without cause, he shall be entitled to all payments for the term of the agreement. The Board of directors approved the extension of Mr. Goodrich's employment agreement for one year, provided that such agreement will terminate in the event Mr. Goodrich purchases any operating assets of the Company.

         Mr. Brown, who serves as Chairman of the Board, and the Company have a verbal agreement pursuant to which Mr. Brown consults with the Company on an as needed basis and receives $500 per day and reimbursement of expenses in consideration of his consulting services.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company entered into an employment agreement with Mr. Edelman, a director and Vice President of the Company, pursuant to which Mr. Edelman is responsible to develop and manage a franchise program for the Company. The agreement was dated as of July 1, 1997, had a one-year term and provided Mr. Edelman with an annual salary of $78,000 plus options to purchase 20,000 shares, exercisable for a five year period commencing with the one year anniversary of his agreement at an exercise price of $1.25. The options are subject to forfeiture as a result of the failure of MSP, Inc., a subsidiary acquired from Mr. Edelman, to achieve certain pre-tax profit goals. The Company and Mr. Edelman have continued this agreement on a month-to-month basis since its expiration.

         During 1997 the Company retained the law firm of Donovan & O'Connor, LLP, a firm at which Mr. Goodrich's brother is a principal, to render legal services in litigation matters and general corporate matters. The Company has paid legal fees and disbursements of approximately $54,354 in 1997 and $12,000 in 1998 through August 4, 1998.

         The Company believes that all transactions with related individuals and entities were on terms at least as favorable to the Company as those that would have been reached with unrelated third parties.


                 COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Each director and executive officer of the Company who is subject to
Section 16 of the Securities Exchange Act of 1934, and each other person who beneficially owns more than 10% of the Company's Common Stock, is required by
Section 16(a) of that Act to report to the Securities and Exchange Commission by specified dates his or her ownership of, and transactions in, the Company's Common Stock. Copies of such reports on Forms 3, 4 and 5 must also be provided to the Company. All required filings have been made to date.

         Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its fiscal year ended December 31, 1997, no person known to be the beneficial owner of more than 10% of the Company's outstanding Common Stock, failed to file on a timely basis, reports required to be filed by Section 16(a) of the Exchange Act during the most recent fiscal year.

         Messrs. Cohen, Crawford and Nieves failed to file timely
Forms 3 to disclose their respective appointment as directors or officers. The Form 3 filed for Mr. Garwood failed to include certain shares he owned at the time he became a director. Mr. Cohen failed to file timely a report on Form 4 regarding purchases of stock. Mr. Capone failed to file a Form 4 with respect to options granted to him by the Company. Certain persons who had been officers of the Company and have since resigned failed to file Forms 4 to disclose their termination as officers.

                                   AUDITORS

         The Board of Directors has selected Urbach Kahn & Werlin, P.C. to audit the Company's financial statements for the fiscal year ending December 31, 1998. Urbach Kahn & Werlin, P.C. audited the financial statements of the Company for the fiscal year ended December 31, 1997. Representatives of Urbach Kahn & Werlin, P.C. are expected to be present at the Meeting, with the opportunity to make a statement and to be available to respond to appropriate questions. At the meeting, the Shareholders will be asked to ratify the selection.

         The Board of Directors recommends that Shareholders vote FOR this Proposal.


               SHAREHOLDERS' PROPOSALS AND NOMINATIONS FOR DIRECTORS
                           FOR THE 1999 ANNUAL MEETING

         Shareholder proposals intended for inclusion in the proxy material for the 1999 Annual Meeting, and nominations for directors to be elected at the 1999 Annual Meeting, must be received by the Secretary of the Company at the Company's offices at 160 Benmont Avenue, Bennington, Vermont, 05201 not later than April 18, 1999 in order for such proposals and nominations to be included in the proxy material for the 1999 Annual Meeting of Shareholders. The notice of nomination shall contain the following information: (a) the full names and residence and business addresses of each of the proposed nominees; (b) the business experience of each of the proposed nominees for the most recent five (5) years, including principal occupations and employment; (c) name, principal business and size of any entity in which such occupations and employment were carried on; (d) the number of shares of the Company's Common Stock owned directly or indirectly by each of the proposed nominees; (e) a description of any legal or administrative proceedings or order or decree any nominee is or has been a party to or is or was subject to during the most recent five (5) years; (f) the name and residence and business address of the Shareholder who makes the nomination; (g) the number of shares of the Company's Common Stock owned directly or indirectly by the Shareholder who makes the nomination; and (h) any other information regarding each of the nominees required by Schedule 14A of the Securities Exchange Act of 1934, as amended or any successor provision.


                     ADDITIONAL INFORMATION AND OTHER MATTERS

         The Company's financial statements, and Management's Discussion and Analysis of Financial Condition and Results of Operations, are incorporated herein by reference to the Company's 1997 Annual Report on Form 10-KSB and the Company's 1997 Annual Report on Form 10-KSB/A, which are being delivered to Shareholders with this Proxy Statement.

         Additional copies of the Company's Annual Report on Form 10-KSB and the Company's 1997 Annual Report on Form 10-KSB/A as filed with the Securities and Exchange Commission, together with a list describing the exhibits filed therewith, may be obtained free of charge by writing to the Company, 160 Benmont Avenue, Bennington, Vermont 05201. Any exhibit may be obtained, at a reasonable charge, by writing to the same address.

         Management is not aware of any matters to be presented for action at the Meeting, other than the matters mentioned above, and does not intend to bring any other matters before the Meeting. However, if any other matters should come before the Meeting, it is intended that the holders of the proxies will vote them in their discretion.


                                   By order of the Board of Directors,


                                   /s/ Eduardo Nieves, Jr.

                                   Eduardo Nieves, Jr.
                                   Secretary

Dated:  August 18, 1998

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